Exhibit 10.10

SECURITIES PURCHASE AND CONVERSION AGREEMENT

THIS SECURITIES PURCHASE AND CONVERSION AGREEMENT (the “Agreement”), dated as of August 6, 2025, is made by and between TG-17 Inc., a Delaware corporation (the “Company”), and Eastward Fund Management, LLC (“Eastward”).

WHEREAS, pursuant to that certain Loan and Security Agreement (as the same has been and may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”) dated as of June 5, 2019, by and between the Company and Eastward, as lender (the “Lender”), the Lender has made certain credit accommodations to the Company and the Company is obligated to repay the Obligations (as defined therein) and has granted to the Lender a first-priority security interest to secure the payment obligations thereunder; and

WHEREAS, pursuant to the terms of this Agreement, the Company and Eastward have agreed to convert an amount of the Obligations equal to $6,827,698 (the “Loan Conversion Amount”) for 682,770 shares of Series E Convertible Preferred Stock of the Company to be issued to Eastward on the date hereof and having a stated value of equal amount;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Lender agree as follows:

1. Purchase and Sale of Series E Preferred Stock. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to Eastward, and Eastward shall purchase from the Company, in exchange for the conversion of the Loan Conversion Amount (the “Purchase Price”), 682,770 shares of Series E Convertible Preferred Stock of the Company (the “Preferred Stock”), to be designated by the Company as set forth in a Certificate of Designations of Rights and Preferences in the form attached hereto as Exhibit A (the “COD”). The Preferred Stock will, pursuant to the terms of the COD: (i) be convertible to common stock of the Company; and (ii) earn dividend payments which may be paid, at the option of the Company, in common stock of the Company. All shares of common stock of the Company issuable upon conversion of the Preferred Stock or paid as dividends thereon shall referred to herein as the “Eastward Common Stock.”

2. Closing. Upon satisfaction of the conditions set forth herein, a closing shall occur remotely via the exchange of documents and signatures. At closing, the Company shall deliver to Eastward a book-entry account statement prepared by the Company’s transfer agent reflecting Eastward’s ownership of the Preferred Stock and Eastward shall deliver to the Company a receipt indicating that the Purchase Price has been credited to the Company against the Loan Balance.

3. Further Assurances

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4. Representations and Warranties of Eastward. Eastward represents and warrants, as of the date hereof and as of the closing, to the Company as follows:

a. Organization and Qualification. Eastward is a limited liability company, duly organized and validly existing in good standing under the laws of the State of Delaware.

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b. Authorization; Enforcement. Eastward has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Eastward and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Eastward and no further action is required by Eastward. This Agreement has been (or upon delivery will have been) duly executed by Eastward and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Eastward enforceable against Eastward in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c. Tax Advisors. Eastward has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Eastward relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Eastward understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

d. No Conflicts. The execution, delivery and performance of this Agreement by Eastward and the purchase of the Preferred Stock by Eastward will not (a) conflict with or result in a violation of Eastward’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which Eastward is a party, or (c) violate in any material respect any law applicable to Eastward or by which any of Eastward’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Preferred Stock and the other transactions contemplated by this Agreement.

e. Investment Intent; Accredited Investor. Eastward is purchasing the Preferred Stock for its own account, for investment purposes, and not with a view towards distribution. Eastward is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. Eastward has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Preferred Stock and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time..

f. Legend. Eastward understands that the Preferred Stock has been issued, and that the Eastward Common Stock will be issued, pursuant to an exemption from registration or qualification under the Securities Act of 1933 and applicable state securities laws and all such securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO EASTWARD (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Eastward:

a. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or the Board of Directors of the Company in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b. Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby, or (iii) the authority or ability of the Company to perform any of its obligations under this Agreement or the COD. Other than its Subsidiaries, there is no Person (as defined below) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

c. Capitalization. The authorized share capital of the Company consists of: (A) 200,000,000 shares of Common Stock, of which, as of the date hereof, 9,504,162 shares are issued and outstanding, (B) 50,000,00 shares of non-voting common stock, of which no shares are issued and outstanding; and (C) 150,000,000 shares of Preferred Stock. The designated and outstanding classes and series of Preferred Stock are: (i) 25,356,262 shares designated and Series B-1 Preferred Stock, of which 24,614,821 shares are issued and outstanding; (ii) 27,463,149 shares designated and Series B-2 Preferred Stock, all of which are issued and outstanding; (iii) 21,453,390 shares designated as Series B-3 Preferred Stock, all of which are issued and outstanding; (iv) 329,671 shares designated as Series C Preferred Stock, all of which are issued and outstanding; (v) 14,128,084 shares designated as Series CF-1 Preferred Stock, of which 10,104,017 shares are issued and outstanding; (vi) 2,900,000 shares designated as Series CF-2 Preferred Stock, none of which are outstanding; (vii) 682,770 shares of Series E Preferred Stock, none of which are issued and outstanding prior to the execution of this Agreement, but all of which shall be issued pursuant to the terms of this Agreement and shall be outstanding after giving effect to this Agreement; and (viii) 10,000 shares of Series F Preferred Stock, all of which are issued and outstanding. The issuance and sale of the Preferred Stock will not obligate the Company to issue shares of Common Stock or any other securities to any person other than to Eastward any Purchaser and will not result in a right of any holder of securities issued by the Company to adjust the exercise, conversion, exchange or reset price under any such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable.

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d. No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, as amended, or other organizational documents of the Company or any of its Subsidiaries , (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

e. No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement.

f. Securities Law Exemptions. Assuming the accuracy of the representations and warranties of Eastward contained herein, the offer and issuance by the Company of the Preferred Stock is exempt from registration under the Securities Act.

g. Issuance of Preferred Stock. The issuance of the Preferred Stock is duly authorized and upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance in accordance with the COD, the Eastward Common Stock, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with Eastward being entitled to all rights accorded to a holder of Common Stock.

h. Material Litigation and Regulatory Proceedings. There are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company’s capital stock, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such which would reasonably be anticipated to have a Material Adverse Effect and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

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i. Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable laws.

j. Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

k. Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. Neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other person. No claim has been asserted, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

l. Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.

m. Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

n. Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

o. Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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p. No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

q. Taxes. Except as disclosed in Schedule 3.16, the Company and the Subsidiaries each has made or filed, or caused to be made or filed, all United States federal and other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

r. Investment Company. Neither the Company nor any Subsidiary is, and neither the Company nor any Subsidiary is an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

s. No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Stock pursuant to this Agreement.

t. No Brokers’, Finders’ or Other Advisory Fees or Commissions. No brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Preferred Stock or any of the other transactions contemplated by this Agreement.

u. OFAC. None of the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from Eastward, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

v. No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction except as otherwise permitted under applicable law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act (“FCPA”) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

w. Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the knowledge of the Company, pending, threatened or contemplated.

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6. Other Agreements of the Parties.

a. Leak-out. At all times prior to the Ascent Minimum Recovery Date, Eastward shall not, on any Trading Day, sell a number of shares of Common Stock that is in excess of 2.5% of the total daily share volume for the Company’s Common Stock as reported by the Principal Market. At all times subsequent to the Ascent Minimum Recovery Date, Eastward shall not, on any Trading Day, sell a number of shares of Common Stock that is in excess of 7.5% of the total daily share volume for the Company’s Common Stock as reported by the Principal Market. For the purposes of this Agreement, the “Ascent Minimum Recovery Date” means that date on which Ascent Partners Fund LLC, and/or its successors or assigns (“Ascent”), has received cumulative total proceeds of not less than $8,000,000.00 arising from all or any of the following: (i) cash redemptions by the Company of shares of preferred stock issued to Ascent; (ii) cash dividends paid by the Company on shares of preferred stock issued to Ascent; (iii) resales of shares of Common Stock issued to Ascent as dividends paid upon shares of preferred stock issued to Ascent; and (iv) resales of common stock issued to Ascent upon conversion of shares of preferred stock issued to Ascent. The “Principal Market” means the primary trading market on which the Common Stock is listed, designated or quoted for trading on the day in question. “Trading Day” means a day on which the Principal Market is open for trading.

b. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to Eastward.

c. Available Stock. The Company shall, at all times, keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon conversion in full of the Preferred Stock at any time. If the Company determines at any time that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for such issuance, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock.

7. Miscellaneous.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Boston, Massachusetts for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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c. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e. Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:	TG-17, Inc.
Attention: Doron Kempel, CEO
85 Broad Street
New York, New York 10004
doron.kempel@ourbond.com

If to Lender, to the address set forth on the signature page of Eastward.

f. Expenses. Except as otherwise provided for herein, the parties hereto shall pay their own costs and expenses in connection herewith.

g. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

{Signature page follows}

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

TG-17, Inc..

By:
Doron Kempel, CEO

Eastward Fund Management, LLC:

By:

Print Name:	Dennis Cameron

Title:	Chief Executive Officer

Address for Notices:

432 Cherry Street

West Newton, MA 02465

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